AGREEMENT AND PLAN OF REORGANIZATION
                                     Between
                                Venturecap, Inc.
                                       And
                             FiberCore Incorporated


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                                TABLE OF CONTENTS


RECITALS .........................................................................................................1

ARTICLE 1. DEFINITIONS............................................................................................1
         1.1      Certain Definitions.............................................................................1
         1.2      Other Definitions...............................................................................2

ARTICLE 2. THE MERGER.............................................................................................2
         2.1      Effective Time of the Merger....................................................................2
         2.2      Effects of the Merger...........................................................................2
         2.3      Effect on Capital Stock.........................................................................3
         2.4      Exchange of Certificates........................................................................4

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF FIBERCORE............................................................5
         3.1      Organization and Standing.......................................................................5
         3.2      Capital Structure...............................................................................5
         3.3      Authority.......................................................................................6
         3.4      Brokers or Finders..............................................................................6

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF VENTURECAP...........................................................6
         4.1      Organization....................................................................................6
         4.2      Capital Structure...............................................................................6
         4.3      Authority.......................................................................................7
         4.4      No Violation or Conflict........................................................................7
         4.5      Consent of Governmental Authorities.............................................................8
         4.6      Information and Disclosure Statement............................................................8
         4.7      Information Supplied............................................................................8
         4.8      Shares of Common Stock..........................................................................8
         4.9      Litigation......................................................................................9
         4.10     Environmental Liability.........................................................................9
         4.11     Subsidiaries....................................................................................9
         4.12     Property........................................................................................9
         4.13     Prior Activities................................................................................9
         4.14     Tax Matters.....................................................................................9
         4.15     Financial Statements...........................................................................10
         4.16     Employee Matters...............................................................................11
         4.17     Employee Benefit Plans.........................................................................11
         4.18     Bank Accounts..................................................................................11
         4.19     Brokers or Finders.............................................................................11
         4.20     Public Filings.................................................................................11

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         4.21     Compliance With Laws...........................................................................11

ARTICLE 5. COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................12
         5.1      Dividends; Changes in Stock....................................................................12
         5.2      Issuance of Securities.........................................................................12
         5.3      Governing Documents............................................................................12
         5.4      Accounting Practices...........................................................................12
         5.5      Other Agreements...............................................................................12
         5.6      Liabilities....................................................................................13
         5.7      Dividends; Changes in Stock....................................................................13
         5.8      Agreements.....................................................................................13
         5.9      Issuance of Securities.........................................................................13
         5.10     No Dispositions................................................................................13
         5.11     Governing Documents............................................................................13
         5.12     No Acquisitions................................................................................13
         5.13     Accounting Practices...........................................................................14
         5.14     Other Agreements...............................................................................14
         5.15     Recapitalization...............................................................................14

ARTICLE 6. OMITTED ..............................................................................................14

ARTICLE 7. ADDITIONAL AGREEMENTS.................................................................................14
         7.1      Legal Conditions to the Merger.................................................................14
         7.2      Shareholders' Approval.........................................................................14
         7.3      Delivery of Stock Certificates.................................................................14
         7.4      Tax Treatment..................................................................................15
         7.5      Board of Directors.............................................................................15

ARTICLE 8. CONDITIONS PRECEDENT..................................................................................15
         8.1      Conditions to Each Party's Obligations to Effect the
                  Merger.........................................................................................15
         8.2      Conditions to Obligations of Venturecap........................................................16
         8.3      Conditions to Obligations of FiberCore.........................................................17

ARTICLE 9. OMITTED ..............................................................................................18

ARTICLE 10. CLOSING..............................................................................................18
         10.1     Closing Date...................................................................................18
         10.2     Filing Date....................................................................................18

ARTICLE 11. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
          .......................................................................................................19


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ARTICLE 12. PAYMENT OF EXPENSES..................................................................................19
         12.1      Payment of Expenses...........................................................................19

ARTICLE 13. TERMINATION, AMENDMENT AND WAIVER....................................................................20
         13.1     Termination....................................................................................21
         13.2     Effect of Termination..........................................................................21
         13.3     Amendment......................................................................................21
         13.4     Extension; Waiver..............................................................................21

ARTICLE 14. LIMITATION ON LIABILITY..............................................................................22
         14.1     Liabilities of FiberCore.......................................................................22

ARTICLE 15. GENERAL..............................................................................................22
         15.1     Notices........................................................................................22
         15.2     Headings.......................................................................................23
         15.3     Counterparts...................................................................................23
         15.4     Binding Nature.................................................................................23
         15.5     Other Agreements...............................................................................23
         15.6     Good Faith.....................................................................................23
         15.7     Applicable Law.................................................................................23
         15.8     No Third Party Beneficiaries...................................................................23
         15.9     Severability...................................................................................23

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                                    SCHEDULES

Schedule 3.2                        Outstanding Equity Securities of FiberCore
Schedule 4.11                       Subsidiaries of Venturecap
Schedule 4.13                       Liabilities of Venturecap
Schedule 4.14                       Taxes
Schedule 4.15(a)                    Annual Financial Statements
Schedule 4.15(b)                    April Financial Statements
Schedule 4.16                       Venturecap Employees
Schedule 4.18                       Bank Accounts
Schedule 4.20                       Venturecap Documents Filed with Regulators

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                                    EXHIBITS

Exhibit A      Merger Agreement
Exhibit B      Certificate of Incorporation of Surviving Corporation
Exhibit C      Bylaws of Surviving  Corporation
Exhibit D      Directors of Surviving Corporation
Exhibit E      Officers of  Surviving  Corporation
Exhibit F      Opinion of  Venturecap's  Counsel
Exhibit G      Form of Principals' Letter
Exhibit H      Certificate of Duane Midgley

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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT is made and entered into as of the 18th day of July, 1995, by and among Venturecap, Inc., a Nevada corporation ("Venturecap"), and FiberCore Incorporated a Nevada corporation ("FiberCore").

                                    RECITALS

         A. The respective Boards of Directors of Venturecap and FiberCore have approved the merger of FiberCore with and into Venturecap (the "Merger"), upon the terms and subject to the conditions set forth herein and in the Merger Agreement annexed as Exhibit A (the "Merger Agreement"), as a result of which FiberCore will be merged into Venturecap and the shareholders of FiberCore (other than shareholders who perfect appraisal rights) will be entitled to receive the consideration provided in this Agreement.

         B. The parties hereto desire to set forth certain representations, warranties and covenants made by Venturecap to FiberCore, and by FiberCore to Venturecap, and the conditions precedent to the consummation of the Merger.

         C. The Boards of Directors of Venturecap and FiberCore, respectively, have approved and adopted this Agreement and the Merger as a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, Venturecap and FiberCore hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:



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         (a)  "Dissenting  Shares" shall mean shares of FiberCore  Capital Stock which shall be owned by shareholders who shall duly perfect and pursue their appraisal rights with respect to such shares in accordance with the Nevada Corporation Law.

         (b)  "Dissenting   Shareholders"   shall  mean  those  shareholders  of
FiberCore who are holders of and are entitled to Dissenting Shares.

         (c) "SEC" shall mean the Securities and Exchange Commission.

         (d) "FiberCore Capital Stock" means the common stock of FiberCore, par value $0.01 per share.

         (e) "FiberCore Shareholders" shall mean all holders of FiberCore Capital Stock immediately prior to the Effective Time of the Merger.

         (f) "Subsidiary" means a corporation whose voting securities are owned directly or indirectly by a "parent" corporation in such amounts as are sufficient to elect at least a majority of the Board of Directors of the Subsidiary.

         (g) "Venturecap Common" means the common stock of Venturecap, par value $.001 per share.

1.2 Other Definitions. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement; whenever such terms are used in this Agreement they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

                                   ARTICLE 2.

                                   THE MERGER

2.1 Effective Time of the Merger. Subject to the provisions of this Agreement, the Articles of Merger, together with all other required certificates, shall be filed in accordance with the Nevada Revised Statutes as soon as practicable on or after the Closing Date (as defined in Section 10.1 of this Agreement). The Merger shall become effective upon the filing of such certificates with the Nevada Secretary of State (the "Effective Time of the Merger").

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2.2 Effects of the Merger. At the Effective Time of the Merger:

         (a) the separate existence of FiberCore shall cease and FiberCore shall be merged with and into Venturecap as the surviving corporation (the "Surviving Corporation").

         (b) the Certificate of Incorporation and By-laws of the Surviving Corporation shall be in the form attached to this Agreement as Exhibit B and Exhibit C, respectively; and

         (c) the persons listed on Exhibit D shall be the directors of the Surviving Corporation, and shall continue to act as such, until their respective successors are duly elected and qualified, and the persons listed on Exhibit E shall hold the offices in the Surviving Corporation listed next to their names until their respective successors are duly elected and qualified.

2.3 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of the issued and outstanding shares of FiberCore Capital Stock:

         (a) Cancellation of FiberCore Stock Owned by Venturecap or FiberCore. All shares of FiberCore Capital Stock, if any, that are owned by FiberCore or directly or indirectly by Venturecap, or any Subsidiary of Venturecap, shall be canceled, and no stock of Venturecap or other consideration shall be delivered in exchange therefor.

         (b) Conversion of FiberCore Capital Stock and Options. Other than shares to be canceled pursuant to Section 2.3(a), Dissenting Shares and fractional shares as provided in Section 2.3(e), each share of FiberCore Capital Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted, without any action on the part of the holders thereof, into 3.6713070 shares (hereinafter, the "Exchange Ratio" or the "Per Share Merger Consideration") of issued and outstanding Venturecap Common. An aggregate of 24,250,000 shares of Venturecap Common will be issued in the Merger if all 6,605,277 shares of FiberCore Capital Stock outstanding prior to the Effective Time of the Merger are converted into shares of Venturecap Common. With respect to unexpired options ("Options") or warrants ("Warrants") or convertible securities ("Convertible Securities"), whether or not

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exercisable  or  convertible,  as the case may be, at the Effective  Time of the
Merger, outstanding on the Effective Time of the Merger which have been issued by FiberCore, each such Option or Warrant or Convertible Security shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, for each share of FiberCore Capital Stock subject thereto, the Per Share Merger Consideration upon payment of the exercise price specified in such Option or Warrant or conversion price specified in such Convertible Security subject to the expiration date and other terms of such Options or Warrants or Convertible Securities.

         (c) Adjustments of Exchange Ratio. If, between the date of this Agreement and the Effective Time of the Merger, the outstanding shares of Venturecap Common or FiberCore Capital Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, not contemplated by this Agreement, the Exchange Ratio shall be correspondingly adjusted.

         (d) Dissenters' Rights of FiberCore Shareholders. Any Dissenting Shares shall not be converted into Venturecap Common but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Nevada Revised Statutes. In the event of the legal obligation, after the Effective Time of the Merger, to deliver shares of Venturecap Common to any Dissenting Shareholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, Venturecap shall issue and deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of FiberCore Capital Stock, the shares of Venturecap Common to which such Dissenting Shareholder is then entitled under this Section 2.3, and the Nevada Revised Statutes.

         (e) Fractional Shares. No fractional shares of Venturecap Common shall be issued, but in lieu thereof each holder of shares of FiberCore Capital Stock who would otherwise be entitled to receive a fraction of a share of Venturecap Common shall receive a whole share of Venturecap Common.

2.4 Exchange of Certificates.

                                        4

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         (a) Exchange Procedures.  On and after the Effective Time of the Merger each holder of a certificates representing outstanding shares of FiberCore Capital Stock (the "Certificates"), shall be entitled to receive upon the surrender of such Certificates to an office of the Surviving Corporation designated for the purpose the number of shares of Venturecap Common to which the holder of FiberCore Capital Stock is entitled pursuant to Section 2.3 of this Agreement and is represented by the Certificates so surrendered. The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of FiberCore Capital Stock which is not registered in the transfer records of FiberCore, the appropriate number of shares of Venturecap Common may be delivered to a transferee if the Certificate representing the right to receive such Venturecap Common is presented to Venturecap and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of Venturecap Common as provided by Section 2.3 and the provisions of the Nevada Corporation Law.

         (b) No Further Ownership Rights in FiberCore Capital Stock. All Venturecap Common delivered upon the surrender for exchange of shares of FiberCore Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of FiberCore Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of FiberCore Capital Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.


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                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF FIBERCORE

         FiberCore represents and warrants to Venturecap as of the date hereof and as of the Closing as follows:

3.1 Organization and Standing. FiberCore is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases.

3.2 Capital Structure. The authorized capital stock of FiberCore consists of 20,000,000 shares of FiberCore Capital Stock, of which 6,605,277 are issued and outstanding. All of the outstanding shares of FiberCore Capital Stock were issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required. All of the outstanding shares of FiberCore Capital Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, FiberCore's Articles of Incorporation or Bylaws or any agreement to which FiberCore is a party or is bound. Except for the foregoing, and as set forth on Schedule 3.2 there are no equity securities of any class of FiberCore or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth on Schedule 3.2, there are no options, warrants, calls, rights, commitments or agreements of any character to which FiberCore is a party or by which it is bound obligating FiberCore to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of FiberCore or obligating FiberCore to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

3.3 Authority. FiberCore has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of FiberCore, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of

                                        6

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Directors  of  FiberCore,  subject  to  such  approval  by the  shareholders  of
FiberCore. This Agreement has been duly executed and delivered by FiberCore and, subject to such approval by the shareholders of FiberCore, constitutes a valid and binding obligation of FiberCore, enforceable against FiberCore in accordance with its terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

3.4 Brokers or Finders. Except with respect to the Armand Group, FiberCore has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF VENTURECAP

         Venturecap represents and warrants to FiberCore as of the date hereof and as of the Closing as follows:

4.1 Organization. Venturecap is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Venturecap has the corporate authority to (A) own or lease and operate its properties and
(B) conduct its business as presently conducted.

4.2 Capital Structure. The authorized capital stock of Venturecap presently consists of 20,000,000 shares of Venturecap Common, of which 955,451 shares are issued and outstanding. As set forth in Section 5.15 prior to the Effective Time of the Merger the authorized capital stock of Venturecap will be increased to 100,000,000 shares of Venturecap Common and 10,000,000 shares of preferred stock, par value $.001 per share; and Venturecap will effect a reverse stock split so that 750,000 shares of Venturecap Common will be outstanding. All of the outstanding shares of Venturecap Common Stock were issued in compliance with applicable federal and state securities laws, no further registration, qualification or other compliance under such securities laws is required. No shareholder or group of shareholders of Venturecap could be characterized as an underwriter under the Securities Act of 1933, as amended, and all shareholders of Venturecap received their stock in private offerings. All of the outstanding shares of Venturecap Common are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Venturecap's Articles of Incorporation or Bylaws or any agreement to which Venturecap is a party or is bound. Except for the foregoing and except as set forth in Section 5.15, there are no equity securities of any class of Venturecap or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, calls, rights, commitments or agreements of any character to which Venturecap or any Subsidiary of Venturecap is a party or by which any of them is bound obligating Venturecap, or such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Venturecap, or such Subsidiary or obligating Venturecap or such Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of Venturecap or any Subsidiary of Venturecap.

4.3 Authority. Venturecap has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Venturecap. This Agreement has been duly executed and delivered by Venturecap and constitutes a valid and binding obligation of Venturecap, enforceable against Venturecap in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

4.4 No Violation or Conflict. The execution, delivery and performance by Venturecap of this Agreement and the Merger Agreement and the consummation by Venturecap of the transactions contemplated hereby and thereby: (A) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of Venturecap's Articles of Incorporation or Bylaws; and (B) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Venturecap pursuant to any material instrument or agreement to which Venturecap is a party or by which Venturecap or its properties may be bound or affected.

4.5 Consent of Governmental Authorities. Other than in connection with the Nevada Revised Statutes, no consent, approval or authorization of, or registration, qualification or filing with any federal, state, local or foreign governmental or regulatory authority is required to be made by Venturecap or any of its Subsidiaries in connection with the execution, delivery or performance by Venturecap of this Agreement and the Merger Agreement or the consummation by Venturecap of the transactions contemplated hereby or thereby.

4.6 Information and Disclosure Statement. As of the respective dates they were filed, the Information and Disclosure Statements filed by Venturecap, including all documents attached thereto, complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No material changes have occurred in the financial condition of Venturecap since the Information and Disclosure Statement was filed.

4.7 Information Supplied. As of the date of this Agreement and at all times subsequent thereto until the Closing Date none of the information provided or to be provided by Venturecap to FiberCore in writing in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.8 Shares of Common Stock. The shares of Venturecap Common will, when issued and delivered to the shareholders of FiberCore in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, and subject to no encumbrances of any kind.

4.9 Litigation. Venturecap is not and never has been a party to any litigation and no litigation has been ever been threatened against Venturecap.

4.10 Environmental Liability. Venturecap (i) does not come within the scope of 42 U.S.C. 9607(a)(1) through (a)(4); (ii) could not be liable for or incur response costs or similar costs under 42 U.S.C. 9607 (including costs and damages listed under 42 U.S.C. 9607(A)- (D)), or any other similar statute, or regulation when and if such costs are incurred by the United States Government, or another person or entity; or (iii) could not incur any liability, or costs associated with reclaiming, decontaminating or restoring any property including land, real property or personal property relating to any environmental statute based on past activity, ownership, status, affiliations or otherwise.

4.11 Subsidiaries. Venturecap does not now have nor has it ever had Subsidiaries or equity investments of any kind.

4.12 Property. Neither Venturecap nor any of its Subsidiaries has ever owned or leased any real property. There are no liens or encumbrances of any kind on the assets or properties of Venturecap or any of its Subsidiaries.

4.13 Prior Activities. Except as set forth in Schedule 4.13, neither Venturecap nor any of its Subsidiaries has any liabilities whether contingent, liquidated, unliquidated, matured, unmatured, or otherwise, nor is Venturecap a party to any agreements, or contracts, whether written or oral. Except as set forth on
Schedule 4.13 neither Venturecap nor any of its Subsidiaries has engaged in any business or activities of any type or kind whatsoever and neither is subject to or bound by any obligation or undertaking which are not contemplated by this Agreement or incurred in connection with its incorporation.

4.14 Tax Matters. All tax returns and other similar documents (collectively, "Returns") required to be filed with respect to Venturecap or any of its Subsidiaries have been timely filed with the appropriate governmental authorities in all jurisdictions in which such returns and documents are required to be filed, all of the foregoing as filed are true, correct and complete in all material respects and reflect accurately all liabilities for taxes of Venturecap and its Subsidiaries for the periods to which such returns and documents relate, and all amounts shown as owing thereon have been paid. All Returns are attached hereto as part of Schedule 4.14. All material, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by Venturecap and its Subsidiaries or relating to or chargeable against any of their assets, revenues or income through December 31, 1994 were fully collected and paid by such date or provided for by adequate reserves in Venturecap's December 31, 1994 financial statements. No claims or deficiencies have been asserted against Venturecap or any Subsidiary with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied or for which accruals or reserves have not been made in Venturecap' December 31, 1994 financial statements, there exists no reasonable basis for the making of any such claims. Except as disclosed on Schedule 4.14, neither Venturecap nor any of its Subsidiaries have waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

4.15 Financial Statements. (a) The audited balance sheets of Venturecap and its Subsidiaries as at December 31, 1987, December 31, 1988, December 31, 1989, December 31, 1990, December 31, 1991, December 31, 1992, December 31, 1993 and December 31, 1994 and the related audited statements of income, stockholders' equity and cash flows for the respective years then ended, including the notes thereto, and the reports thereon of Duane Midgley, independent certified public accountants (the "Company Financial Statements"), are attached hereto as
Schedule 4.15(a). The Company Financial Statements present fairly the consolidated financial position and the results of operations of Venturecap and its Subsidiaries as of the dates and for the periods indicated on the Company Financial Statements, in each case in conformity with generally accepted accounting principles ("GAAP"), consistently applied during such periods. Venturecap and its Subsidiaries do not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) except (1) as disclosed, reflected or reserved against in the balance sheet dated December 31, 1994 included in the Company Financial Statements and the notes thereto and (2) for items explicitly disclosed in the Interim Financial Statements (as defined below).

                  (b) Attached hereto as Schedule 4.15(b) is the balance sheet (the "April Balance Sheet") of Venturecap as of April 30, 1995 (the "Balance Sheet Date") and the related statements of income, stockholders' equity and cash flows for the four-month period then ended (the "Interim Financial Statements"). The Interim Financial Statements present fairly, in all material respects, the financial position and results of operations of Venturecap and its Subsidiaries as of the dates and for the periods indicated on the Interim Financial Statements, in accordance with GAAP, consistently applied with prior periods, except that the Interim Financial Statements do not contain footnotes and will be subject to normal year-end adjustments. At the Effective Time of the Merger, Venturecap will have no liabilities of any kind.

4.16 Employee Matters. Venturecap and its Subsidiaries have no employees, and except as set forth in Schedule 4.16 have never paid or owed compensation to any officers, directors or employees, consultants or contractors person for services performed. There are no employment contracts in effect with respect to Venturecap.

4.17 Employee Benefit Plans. (A) There are not now nor have there ever been any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by Venturecap or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with Venturecap or any of its Subsidiaries would be deemed a "single employer" within the meaning of section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee, director or officer of Venturecap or any of its Subsidiaries or any ERISA Affiliate, whether formal or informal and whether legally binding or not (the "Plans") with respect to which Venturecap or any of its Subsidiaries or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind.

         (B) No liability under Title IV of ERISA has been incurred by Venturecap or any of its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Venturecap or any of its Subsidiaries or an ERISA Affiliate of incurring a liability under such Title,

4.18 Bank Accounts. Schedule 4.18 includes a list of all bank accounts and safe deposit boxes in the name of or controlled by Venturecap within the last 24 months or any of their Subsidiaries and the persons having access thereto.

4.19 Brokers or Finders. Venturecap has not and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.20 Public Filings. Attached hereto as Schedule 4.20 are copies of all documents filed by Venturecap with state or federal securities regulators, agencies or departments and all Information Disclosure Statements filed by Venturecap.

4.21 Compliance With Laws. Neither Venturecap nor its officers or directors have committed any acts, made any statements, failed to timely file any documents, failed to timely comply with any NASD rules, failed to timely publicly disclose any information, or failed to do any other acts, which acts or failures to act could give rise to any liability, or cause of action whatsoever (whether by a public entity or a private person) under state or federal securities or fraud statutes or regulations, or under any other statutes or regulations.

                                   ARTICLE 5.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         During the period from the date of this, FiberCore agrees (except as expressly contemplated by this Agreement or to the extent that Venturecap shall otherwise consent in writing) that:

5.1 Dividends; Changes in Stock. FiberCore shall not: (i) declare, pay or promise to pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of FiberCore or (iii) repurchase or otherwise acquire any shares of its capital stock.

5.2 Issuance of Securities. FiberCore shall not issue, deliver or sell or authorize, promise or propose the issuance, delivery or sale of, or purchase or promise or propose the purchase of, any shares of its capital stock or any class or securities exercisable or convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible securities, other than at fair value.

5.3 Governing Documents. FiberCore shall not amend its Articles of Incorporation or Bylaws, except as contemplated in this Agreement or the Merger Agreement.

5.4 Accounting Practices. FiberCore shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected.

5.5 Other Agreements. FiberCore shall not agree, in writing or otherwise, to do any of the foregoing.

         During the period from the date of this Agreement and continuing until the Effective Time of the Merger, Venturecap agrees (except as expressly contemplated by this Agreement or to the extent that FiberCore shall otherwise consent in writing) that:

5.6 Liabilities. Venturecap will not incur liabilities of any kind whatsoever, including, but not limited to, matured, unmatured, liquidated, unliquidated, contingent liabilities, other than liabilities not to exceed $1,000 arising from consummation of this Agreement. Venturecap will not conduct any business, other than business necessary to consummate the transactions contemplated by this Agreement.

5.7 Dividends; Changes in Stock. Venturecap shall not: (i) declare, pay or promise to pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, reverse split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Venturecap or (iii) repurchase or otherwise acquire any shares of its capital stock, except as specified in Section 5.15.

5.8 Agreements. Venturecap shall not enter into any agreements or contracts, whether oral or written.

5.9 Issuance of Securities. Venturecap shall not issue, deliver or sell or authorize, promise or propose the issuance, delivery or sale of, or purchase or promise or propose the purchase of, any shares of its capital stock or any class or securities exercisable or convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible securities.

5.10 No Dispositions. Venturecap shall not sell, lease, transfer or otherwise dispose of any of its assets, including but not limited to, the granting of liens or security interests.

5.11  Governing   Documents.   Venturecap   shall  not  amend  its  Articles  of
Incorporation or Bylaws, except as contemplated in this Agreement or the Merger Agreement.

5.12 No Acquisitions. Venturecap shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets except with the prior written consent of FiberCore.


5.13 Accounting Practices. Venturecap shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected.

5.14 Other Agreements. Venturecap shall not agree, in writing or otherwise, to do any of the foregoing.

5.15 Recapitalization. Venturecap shall effect a 1.27393466 to 1 reverse stock split so that immediately prior to the Effective Time of the Merger 750,000 shares will be outstanding and increase its authorized capital to 100,000,000 shares of Venturecap Common, and authorize the issuance of 10,000,000 shares of preferred stock, par value $.01 per share, the terms of which shall be determined by the Board of Directors of Venturecap after the Effective Time of the Merger.

                                   ARTICLE 6.

                                     OMITTED

                                   ARTICLE 7.

                              ADDITIONAL AGREEMENTS

7.1 Legal Conditions to the Merger. Each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and to cooperate with the other party) any consent, authorization, order or approval of, or any exemption by, any governmental entity, or other third party, required to be obtained or made by such party or its Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

7.2 Shareholders' Approval. Venturecap and FiberCore each agree to submit this Agreement and any related matters to their respective shareholders for approval, as provided by law and their respective Articles of Incorporation and Bylaws, immediately following the execution of this Agreement. The Board of Directors of each of Venturecap and FiberCore will unanimously recommend to their respective shareholders that such shareholders approve the transactions contemplated by this Agreement.

7.3 Delivery of Stock Certificates. Venturecap will issue and deliver as and when required by the provisions of this Agreement, certificates representing the shares of Venturecap Common into which the shares of FiberCore Capital Stock outstanding immediately prior to the Effective Time of the Merger shall have been converted as provided herein and deliver substitute option and warrants into which the options and warrants outstanding immediately prior to the Effective Time of the Merger shall have been converted as provided herein.

7.4 Tax Treatment. FiberCore and Venturecap shall use best efforts to qualify the Merger, and shall use best efforts not to take any action to cause the Merger not to qualify, as a reorganization under Section 368(a) of the Code. From and after the Effective Time of the Merger, (i) Venturecap shall continue FiberCore's historic business or use a significant portion of FiberCore's historic business assets in a business within the meaning of Treasury Regulation
Section 1.368-1(d), and (ii) Venturecap shall treat the Merger as a "reorganization" within the meaning of Section 368(a) of the Code and shall file such information with its income tax returns as may be required by Treasury Regulation Section 1.368-3 or other applicable law.

7.5 Board of Directors. Venturecap will cause the persons listed in Exhibit D to be the only members of its Board of Directors immediately following the Closing.

                                   ARTICLE 8.

                              CONDITIONS PRECEDENT

8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been approved and adopted by the required affirmative vote or consent of (i) the holders of the outstanding shares of FiberCore Capital Stock and (ii) the holders of the outstanding shares of Venturecap Common.

         (b) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expira tion of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, such requirements under applicable state securities laws, shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to Venturecap or its Subsidiaries taken as a whole, or FiberCore.

         (c) Third-Party Approvals. Any and all consents or approvals required from third parties shall have been obtained.

         (d) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against FiberCore or Venturecap of substantial damages if the Merger is consummated, shall be pending which, in the good faith judgment of FiberCore's or Venturecap's Board of Directors has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         (e) Statutes. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal.

8.2 Conditions to Obligations of Venturecap. The obligations of Venturecap to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Venturecap:

         (a) Representations and Warranties. The representations and warranties of FiberCore set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and Venturecap shall have received a certificate or certificates to such effect signed by the Chief Executive Officer of FiberCore.

         (b) Performance of Obligations of FiberCore. FiberCore shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Venturecap shall have received a certificate signed by the Chief Executive Officer of FiberCore to such effect.

         (c) Corporate Action. Venturecap shall have received from FiberCore certified copies of resolutions of FiberCore's shareholders and Board of Directors approving and adopting this Agreement and the transactions contemplated hereby, and Venturecap shall have received a certificate signed on behalf of FiberCore by the corporate secretary of FiberCore to such effect.

8.3 Conditions to Obligations of FiberCore. The obligations of FiberCore to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by FiberCore:

         (a) Representations and Warranties. The representations and warranties and covenants of Venturecap set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and FiberCore shall have received a certificate signed by the Chief Executive Officer of Venturecap to such effect.

         (b) Performance of Obligations of Venturecap. Venturecap shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and FiberCore shall have received a certificate signed by the Chief Executive Officer of Venturecap to such effect.

         (c) Opinion of Venturecap's Counsel. FiberCore shall have received an opinion dated the Closing Date of Leonard Nielsen, counsel to Venturecap, substantially in the form set forth in Exhibit F attached hereto.

         (d) No Adverse Tax Opinion. FiberCore shall not have obtained an opinion of counsel, who shall be reasonably satisfactory to Venturecap, that the exchange of shares contemplated by the Merger will not be tax-free to the exchanging holders of FiberCore Capital Stock.

         (e) Corporate Action. FiberCore shall have received from Venturecap certified copies of resolutions of such entities' shareholders and of such entities Boards of Directors approving and adopting this Agreement and the transactions contemplated hereby, and FiberCore shall have received a certificate signed on behalf of each such entity by the corporate secretary of each such entity to such effect. FiberCore shall have also received a Report of Inspector of Elections setting forth the vote of Venturecap shareholders relating to the shareholder meeting at which the Merger is approved (the "Shareholder Meeting") and an affidavit by the person mailing the notices of the shareholder meeting of the Shareholder Meeting, setting forth the list of shareholders to whom notices of the Shareholder's Meeting were mailed, the date of the mailing and attaching the complete contents of the mailing.

         (f) Venturecap 1995 Financial Statements. Venturecap shall have furnished to FiberCore the balance sheets of Venturecap as of June 30, 1995 and related statements of earnings, shareholders' equity and statements of cash flows for the year then ended, certified by Duane Midgley, independent certified public accountants which shall not reflect a material adverse change from Venturecap's projected June 30, 1995 financial statements.

         (g) Board of Directors. Venturecap shall have taken all action necessary to cause the persons listed on Exhibit D hereto to constitute its Board of Directors immediately after the closing.

         (h) Principals' Letter. James R. Glavas shall have delivered the Principals' Letter attached hereto as Exhibit G.

         (i)  Accountants  Letter.   Duane  Midgley  shall  have  delivered  the
certificate attached as Exhibit H to FiberCore.

         (j)    Recapitalization.    Venturecap    shall   have   effected   the
recapitalization set forth in Section 5.15 hereof.

         (k) Appraisal Rights. Holders of no more than 5% of the outstanding shares of Venturecap shall have commenced pursuit of their rights for demand for payment or appraisal under the Nevada Revised Statutes.

         (l) By-Laws. Venturecap shall have adopted the current By- Laws of FiberCore.

                                   ARTICLE 9.

                                     OMITTED

                                   ARTICLE 10.

                                     CLOSING

10.1 Closing Date. The Closing under this Agreement (the "Closing") shall be held not more than two (2) business days following the later of (a) the approval of the Merger by the shareholders of FiberCore; (b) approval of the Merger by the shareholders of Venturecap and (c) satisfaction of all other conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. The parties hereto anticipate that the Closing will occur on or before July 10, 1995. In any event, if the Closing has not occurred on or before July 28, 1995, this Agreement may be terminated as provided in Article 13. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Coleman & Rhine, 1120 Avenue of the Americas, New York, New York, at 10:00 a.m. on such date, or at such other time and place as the parties may agree upon in writing.

10.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date a fully-executed and acknowledged copy of this Agreement, if required, along with required related certificates of FiberCore and Venturecap meeting the requirements of the Nevada Revised Statutes, shall be filed with the Nevada Secretary of State, all in accordance with the provisions of this Agreement.

                                   ARTICLE 11.

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1 Survival of Representations. The representations, warranties and covenants contained in this Agreement shall survive the Merger for five years following the merger. All representations, warranties and covenants in or pursuant to this Agreement shall be deemed to be conditions to the Merger, and in the event this Agree ment shall be terminated in accordance with the terms thereof, the provisions of Section 7.1 and Articles 11 and 12 of this Agreement shall survive any termination of this Agreement.

                                   ARTICLE 12.

                               PAYMENT OF EXPENSES

12.1 Payment of Expenses. If for any reason the Merger as contemplated herein is not consummated Venturecap and FiberCore shall each pay their own out-of-pocket expenses incurred incident to the preparation and carrying out of the transactions herein contemplated; provided that, unless the Merger is not consummated because of a failure of Venturecap to satisfy any of the conditions of Section 8.2, Venturecap will reimburse FiberCore the actual documented costs incurred, up to a maximum of Five Thousand Dollars $5,000, in consideration of the expenses incurred by FiberCore and the termination of this Agreement and the Merger; provided further, that if the Merger is not consummated because of a failure of FiberCore to satisfy any of the conditions of Section 8.3, FiberCore will reimburse Venturecap actual documented costs incurred, up to a maximum of Five Thousand Dollars ($5,000), in consideration of the expenses incurred by Venturecap and the termination of this Agreement and the Merger.

                                   ARTICLE 13.

                        TERMINATION, AMENDMENT AND WAIVER

13.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the shareholders of FiberCore and
Venturecap:

         (a) by mutual written consent of FiberCore and Venturecap;

         (b) by Venturecap, on the one hand or FiberCore, on the other hand, as the non-defaulting party, if there has been a material breach of any material representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and, if such breach is curable, such breach has not been cured within a ten (10) day period after written notice of such breach;

         (c) by either Venturecap or FiberCore if the Merger shall not have been consummated on or before July 28, 1995;

provided, however, that if the Merger shall not be consummated on or before July 28, 1995 because of a party's failure to satisfy any of the conditions set forth in Sections 8.2 or 8.3, neither Venturecap nor FiberCore may rely upon its own actions or lack thereof to terminate the Agreement;

         (d) by either Venturecap or FiberCore if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal;

         (e) by either Venturecap or FiberCore if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity, which would (A) prohibit Venturecap's ownership or operation of all or a material portion of the business or assets of FiberCore and its Subsidiaries taken as a whole, or compel Venturecap to dispose of or hold separate all or a material portion of the business or assets of FiberCore and its Subsidiaries taken as a whole or Venturecap and its Subsidiaries taken as a whole, as a result of the Merger or
(B) render Venturecap or FiberCore unable to consummate the Merger, except for any waiting period provisions; or

         (f) by either party; provided however that the party terminating solely pursuant to this provision shall be liable to the other party for such party's expenses, but in no event shall such amount exceed $5,000.

         Where  action is taken to  terminate  this  Agreement  pursuant to this
Section 13.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

13.2 Effect of Termination. In the event of termination of this Agreement by either FiberCore or Venturecap as provided in Section 13.1, this Agreement and the Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Venturecap or FiberCore or their respective officers or directors except as set forth in Article 12 and except to the extent that such termination results from the breach by a party hereto of any of its covenants or agreements set forth in this Agreement.

13.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of FiberCore and Venturecap but, after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

13.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, any party hereto, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 14.

                             LIMITATION ON LIABILITY

14.1 Liabilities of FiberCore. The aggregate liability of all entities for breaches by FiberCore and its officers and directors under this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby shall be no greater than $5,000.

                                   ARTICLE 15.

                                     GENERAL

15.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows:

         If to Venturecap prior to the Effective Time of the Merger:

                  Venturecap, Inc.
                  1037 East 3300 South
                  Suite 203
                  Salt Lake City, Utah 84105

         with a copy to

                  Leonard E. Neilson, Esq.
                  1121 East 3900 South
                  Suite 200, Building C
                  Salt Lake City, Utah  84124


         If to FiberCore or the Surviving Corporation following the Effective Time of the Merger:

                  Dr. Mohd Aslami, President
                  FiberCore Incorporated
                  P.O. Box 206
                  174 Charlton Road
                  Sturbridge, Massachusetts  01566

         with a copy to

                  Coleman & Rhine LLP
                  1120 Avenue of the Americas
                  New York, New York  10036
                  Attention:  Bruce S. Coleman, Esq.

15.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

15.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

15.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Neither Venturecap, nor FiberCore may assign or transfer any rights under this Agreement.

15.5 Other Agreements. All written agreements heretofore made between the parties hereto in contemplation of this Agreement are superseded by this Agreement and are hereby terminated in their entirety.

15.6 Good Faith. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to their respective obligations to be satisfied.

15.7 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York and each party agrees to submit to the jurisdiction of the courts of the state of New York.

15.8 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person or entity.

15.9 Severabilty. A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions hereof or of this Agreement as a whole. In the event that any part of any of the covenants, sections or provisions herein may be determined by a court of law to be overly broad or against applicable precedent or public policy, thereby making such covenants, sections or provisions invalid or unenforceable, the parties hereto agree, and it is their desire that, such court shall substitute a reasonable and judicially enforceable limitation in place of the invalid and unenforceable part of such covenants, sections or provisions, and that, as so modified, the covenants, sections or provisions shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. If, however, any court of law shall refuse to substitute any reasonable and judicially enforceable provisions in their place, the parties shall attempt to reach agreement with respect to a valid and enforceable substitute for the deleted provisions which shall be as close in its intent and effect as possible to the deleted portions.

         IN WITNESS WHEREOF, Venturecap and FiberCore have caused this Agreement to be duly executed as of the date first written above.

                                         VENTURECAP, INC.


                                         By: /s/ James R. Glaven
                                             ----------------------
                                         Name: James R. Glaven
                                               --------------------
                                         Title:
                                               --------------------


                                         FIBERCORE INCORPORATED


                                         By: /s/ Mohd Aslami
                                             ----------------------
                                         Name:  Mohd Aslami
                                               --------------------
                                         Title: President
                                               --------------------